Frankly Media LLC

27-01 Queens Plaza North, Suite 502

Long Island City, NY 11101

Dated as of August 15, 2016

Louis Schwartz

Schwartz & Associates, PC

3951 Basque Circle

Smyrna, GA 30080

Re:       Amendment of Management Services Agreement

Dear Lou,

Reference is made to the Management Services Agreement between Schwartz & Associates, PC (“Consultant”) and Frankly Media, LLC (fka Gannaway Web Holdings, LLC d/b/a Worldnow) (“Company”) dated April 1, 2015, as amended August 1, 2015 (the “Agreement”). In exchange for consideration, the receipt and sufficiency of which are hereby acknowledged, when signed below, the Agreement will be amended as follows:

Fee Adjustment – For the period commencing on August 16, 2016 and ending on December 31, 2016, the fees payable to Consultant under the Agreement will be reduced from the annual rate of $360,000.00 to the annual rate of $33,120.00. Commencing on January 1, 2017, Consultant’s fees will return to the $360,000.00 annual rate. The foregoing reduction in fees will not be factored into the calculation of any bonus for which Consultant may be eligible.

Except as amended herein, the Agreement will continue in full force and effect.

If the foregoing is acceptable, please return a signed copy of this Amendment to us at your earliest convenience, and we will return a fully-executed copy to you.

Sincerely,

Frankly Media LLC

By:	/s/ John F. Wilk
Name:	John F. Wilk
Title:	General Counsel

Accepted and Agreed:

Schwartz & Associates, PC

/s/ Louis Schwartz
Louis Schwartz